                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-12

                         DANIELSON HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         DANIELSON HOLDING CORPORATION
                       2 North Riverside Drive, Suite 600
                            Chicago, Illinois 60606
                                 (312) 466-4030

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 5, 2003

     Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Danielson Holding Corporation (the "Company") will be held on November 5, 2003 at the One North Franklin Street, Third Floor, Chicago, Illinois at 9:00 a.m. Central Standard Time, for the following purposes:

          1.  To elect Class eight directors to a one year term;

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year; and

          3. To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company has fixed the close of business on October 6, 2003 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                                  /s/ DAVID S. STONE
                                          --------------------------------------
                                                      David S. Stone
                                                        Secretary

     All Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 5, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Danielson Holding Corporation, a Delaware corporation (the "Company"), for use at the 2003 Annual Meeting of Stockholders to be held on November 5, 2003 (the "Annual Meeting") at 9:00 a.m., Central Standard Time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at One North Franklin Street, Third Floor, Chicago, Illinois. This proxy statement and accompanying proxy card were mailed on or about October 7, 2003 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. Brokers and other nominees who held common stock of the Company at the close of business on October 6, 2003 (the "Record Date") will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose common stock is held of record by such entities.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 30,754,095 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, shall constitute a quorum. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. In the election for directors, the eight nominees receiving the highest number of "FOR" votes will be elected to the Board. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage requires the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote "AGAINST." Broker non-votes (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will not be considered, as they are not entitled to vote, and will not be counted for any purpose in determining whether a matter has been approved.

     If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the Record Date, and a quorum must be present at such reconvened meeting.

     Representatives of American Stock Transfer & Trust Company, the Company's transfer agent, will tabulate the votes and act as the inspector of the election at the Annual Meeting.

     If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Samuel Zell and Philip G. Tinkler, the Board's proxy agents for the Annual Meeting, in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) for the election of the eight nominees for director to the Board for one year terms; (ii) for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors; and (iii) at the discretion of Mr. Zell and Mr. Tinkler, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If for any unforeseen reason, any of the Company's nominees is not available as a candidate for director, the two proxy holders will vote the stockholder proxies for such other candidate or candidates as may be nominated by the Board. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing at the meeting. The Company requests that all such written notices of revocation to the Company be addressed to Philip G. Tinkler, Danielson Holding Corporation, 2 North Riverside Plaza, Suite 600, Chicago, Illinois 60606. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

                        BOARD STRUCTURE AND COMPENSATION

     The Board currently consists of eight members and one vacancy and has standing Audit and Compensation Committees. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. During the 2002 fiscal year, the Board held ten meetings and took four actions by written consent. During the 2002 fiscal year, the Audit Committee held three meetings and the Compensation Committee held one meeting. In addition the Board also has an Acquisition Committee and, as a result of the bankruptcy of American Commercial Lines LLC ("ACL") and certain of its subsidiaries and the ownership of certain bonds issued by ACL by an affiliate of Samuel Zell, the Chairman and Chief Executive Officer of the Company, and Philip Tinkler, the Chief Financial Officer of the Company, the Board has established a Special Committee of disinterested directors ("ACL Special Committee") to address matters involving the restructuring of ACL. Committee membership during the 2002 fiscal year and the function of the Audit and Compensation Committees are described below. Each director attended at least 75% of all Board meetings and applicable committee meetings.

COMMITTEES

     The Audit Committee of the Board (the "Audit Committee") currently consists of Messrs. Huber (Chairman), Sullivan and Yeutter. All of the current members are Independent Directors, as defined by Section 121 (A) of the American Stock Exchanges listing standards. The Audit Committee held three meetings in 2002.

     The Audit Committee is responsible for the oversight of the quality and integrity of the Company's financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its audit function and independent auditors and significant financial matters. In discharging its duties, the Audit Committee is expected to do the following:

     - have the sole authority to select, compensate, oversee, evaluate and replace the independent auditors;

     - review and approve the scope of the annual audit;

     - review and pre-approve the engagement of the Company's independent auditors to perform audit and non-audit services, as well as the related fees for such services;

     - meet independently with the Company's independent auditors and senior management;

     - review the integrity of the Company's financial reporting process;

     - review the Company's financial statements and disclosures and U.S. Securities and Exchange Commission ("SEC") filings relating thereto; and

     - review disclosure from the Company's independent auditors regarding Independence Standards Board Standard No. 1.

     The Compensation Committee consists of Messrs. Sullivan (Chairman), Barse and Isenberg, all non-employee directors. The Compensation Committee held two meetings in 2002. The Compensation Committee reviews, and makes recommendations to the Board concerning, the Company's executive compensation policy.

     The Acquisition Committee consists of Messrs. Barse, Pate, Whitman and Zell. The Acquisition Committee reviews, and makes recommendations to the Board concerning potential transactions for the Company.

     The ACL Special Committee consisted of Messrs. Barse, Huber and Isenberg. Mr. Huber resigned from the ACL Special Committee on July 16, 2003 in connection with his appointment to the ACL Board of Managers. The ACL Special Committee addresses all matters involving the Company and the restructuring of ACL and its subsidiaries.

COMPENSATION OF THE BOARD OF DIRECTORS

     Prior to July 24, 2002, each Director who was not an officer or employee of the Company or its subsidiaries received compensation of $2,500 for each Board meeting attended, whether in person or by telephone. Each eligible Director prior to July 24, 2002 was paid $10,000. Audit Committee members each received $2,500 in 2002 for their service on the Audit Committee. Directors who are officers or employees of the Company or its subsidiaries receive no fees for service on the Board. No attendance fee was paid to any Director with respect to any committee meetings.

     After July 24, 2002, the Board ratified an annual fee of $30,000 payable to each Director who is not an officer or employee of the Company or its subsidiaries. For 2002, and after July 24, 2002, each eligible Director was paid $15,000, which is the $30,000 annual fee prorated for the shortened period. Members of the Audit, Compensation and other Committees receive $1,500 per meeting.

     In addition, each non-employee director upon joining the Board of Directors on July 24, 2002 received a grant of options to purchase an aggregate of 40,000 shares of Common Stock pursuant to the 1995 Stock and Incentive Plan. The options had an exercise price of $4.26 per share and vest pro rata over a period of three years.

                            PROPOSALS TO BE VOTED ON

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     A Board of eight Directors will be elected at the Annual Meeting by the holders of Common Stock, to hold office until their successors have been elected and qualified. A ninth board seat will remain vacant with the intention that if the California Commissioner of Insurance seeks to have board representation, the other members of the Board will have the ability to appoint a suitable candidate proposed by the Commissioner for that role. Management's nominees for the eight Director positions to be filled by vote at the Annual Meeting are as follows ("Management Nominees"):

                                 David M. Barse

                                Richard L. Huber

                               Eugene M. Isenberg

                                William C. Pate

                               Joseph P. Sullivan

                               Martin J. Whitman

                                Clayton Yeutter

                                  Samuel Zell

     Each of the Management Nominees currently is a Director of the Company and was elected to their present terms as Directors by the stockholders at the Annual Meeting of Stockholders of the Company held on July 24, 2002. Each Management Nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. However, if any Management Nominee shall become unable to stand for election as a Director at the Annual Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the Management Nominees.

     The term of office of each Director will continue until the election of Directors to be held at the next Annual Meeting of Stockholders or until his successor has been elected. There is no family relationship between any Management Nominee for election as a Director and any other Management Nominee for election as a Director or executive officer of the Company. The information set forth below concerning the Management Nominees has been furnished by such Management Nominees to the Company.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING MANAGEMENT NOMINEES TO THE BOARD AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINATED DIRECTORS UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     DAVID M. BARSE has served as a Director since 1996. Mr. Barse is a member of the Compensation and ACL Special Committees. Mr. Barse served as the President and Chief Operating Officer of the Company from July 1996 until July 24, 2002. Since June 1995, Mr. Barse has been the President (and, since July 1999, Chief Executive Officer) of M.J. Whitman, Inc. ("MJWI"), a full service broker-dealer. From April 1995 until February 1998 he served as the Executive Vice President and Chief Operating Officer of Third Avenue Trust and its predecessor, Third Avenue Value Fund, Inc. (together with its predecessor, "Third Avenue Trust"), before assuming the position of President in May 1998 and Chief Executive Officer in September 2003. Since February 1998, Mr. Barse has served as President, and since June 2003, Chief Executive Officer of EQSF Advisers, Inc. ("EQSF"), the investment adviser of Third Avenue Trust and Variable Trust. Since July 1999, Mr. Barse has been the President and Chief Operating

Officer, and since September 2003, the Chief Executive Officer of Third Avenue Variable Series Trust ("Variable Trust"), a registered open-end management investment company. In 2001, Mr. Barse became Trustee of both the Third Avenue Trust and Variable Trust. Mr. Barse joined the predecessor of MJWI in December 1991 as General Counsel. Mr. Barse also presently serves as a director of CGA Group, Ltd., a Bermuda based financial services company, and American Capital Access Holdings, a financial insurance company. Mr. Barse is 41 years old.

     RICHARD L. HUBER has been a Director since July, 2002. Mr. Huber is the Chairman of the Audit Committee. Mr. Huber has been Managing Director, Chief Executive Officer and Principal of the Latin American direct investment group Norte-Sur Partners, a direct private equity investment firm focused on Latin America since January 2001. Mr. Huber held various positions with Aetna, Inc. since 1995, most recently as the Chief Executive Officer until February, 2000. Mr. Huber has approximately forty years of prior investment and merchant banking, international business, and management experience, including executive positions with Chase Manhattan Bank, Citibank, Bank of Boston, and Continental Bank. Mr. Huber is also Chairman of UABL Ltd., a 50% owned subsidiary of the Company, and a director of Opticare Health Systems, Inc., an integrated eye care services company. Mr. Huber is 66 years old.

     EUGENE M. ISENBERG has been a Director since 1990. Mr. Isenberg is a member of the Compensation and ACL Special Committees. Mr. Isenberg has been Chairman and Chief Executive Officer of Nabors Industries, Inc., the worlds largest land and offshore platform drilling company since 1987. Prior to 1987, Mr. Isenberg was Chairman of the Board and principal stockholder of Genimar Inc., a steel trading and building products company and served in various management capacities with Exxon Corp. Mr. Isenberg presently serves as a director of the American Stock Exchange, the National Association of Securities Dealers, Inc., and the National Petroleum Council. Mr. Isenberg founded and is the principal sponsor of the Parkside School for children with learning disabilities in New York City and The University of Massachusetts Eugene M. Isenberg School of Management is named in recognition of his generous contributions. Mr. Isenberg is 73 years old.

     WILLIAM C. PATE has been a Director since 1999. Mr. Pate is Managing Director of Equity Group Investments, L.L.C., a privately-held financial advisor ("EGI"). Mr. Pate has been employed by EGI or its predecessor in various capacities since 1994. Mr. Pate is 39 years old.

     JOSEPH P. SULLIVAN has been a Director since July 2002. Mr. Sullivan is the Chairman of the Compensation Committee. Mr. Sullivan is a private investor and is currently retired after serving as the Chairman of the Board of IMC Global from July 1999 to November 2000, and as a Member of its Board of Directors and Executive Committee from March 1996 through December 2000. Mr. Sullivan served as Chairman of the Board of the Vigoro Corporation from March 1991 through February 1996 and as its Chief Executive Officer from March 1991 to September 1994. Mr. Sullivan is 70 years old.

     MARTIN J. WHITMAN has been a Director since 1990. Mr. Whitman is a member of the ACL Special Committee and was formerly a member of the Audit Committee. Mr. Whitman served as the Chief Executive Officer of the Company from July 1996 until July 24, 2002. Since 1974, Mr. Whitman has been the President and controlling stockholder of M.J. Whitman & Co., Inc. (now known as Martin J. Whitman & Co., Inc.) ("MJW&Co") which, until August 1991, was a registered broker-dealer. Since March 1990, Mr. Whitman has been the Chairman of the Board, Chief Executive Officer (until September 2003) and a Trustee (and, from January 1991 to May 1998, the President) of Third Avenue Trust. Since July 1999, Mr. Whitman has been the Chairman of the Board, Chief Executive Officer (until September 2003) and a Trustee of Variable Trust. Since March 1990, Mr. Whitman has been Chairman of the Board (and, until February 1998, the President and until June 2003 Chief Executive Officer) of EQSF. Since March 1991, Mr. Whitman has served as a Director of Nabors Industries, Inc. ("Nabors"), a publicly-traded oil and gas drilling company. Mr. Whitman is 79 years old.

     CLAYTON YEUTTER has served as a Director since July 2002. Mr. Yeutter is a member of the Audit Committee. Mr. Yeutter has been Of Counsel to Hogan & Hartson LLP, a law firm in Washington, D.C., since 1993 where he has an international trade and agricultural law practice. From 1985 through 1991 he served in the Reagan Administration as the U.S. Trade Representative and in the first Bush

Administration as Secretary of Agriculture. During 1991-92 he was Chairman of the Republican National Committee and then returned to the Bush Administration as Counselor to the President for most of 1992. He was President and Chief Executive Officer of the Chicago Mercantile Exchange from 1978-1985. In the 1970s, Mr. Yeutter held several positions in the Nixon and Ford Administrations as Assistant Secretary of Agriculture for Marketing and Consumer Services, Assistant Secretary of Agriculture for International Affairs and Commodity Programs, and Deputy Special Trade Representative. Mr. Yeutter is the Chairman of the Board of Oppenheimer Funds, an institutional investment manager, a director of Weyerhaeuser Company, a timber, forest products and real estate company, Crop Solutions, Inc., a privately owned agricultural chemical company and America First, a privately owned investment management company. Mr. Yeutter is 72 years old.

     SAMUEL ZELL has served as a Director since 1999 and as the President, Chief Executive Officer and Chairman of the Board of the Company since July 24, 2002. Mr. Zell has served as Chairman of the Board of Directors of EGI, a privately-held financial advisor, since 1999, and had been Chairman of the Board of its predecessor, Equity Group Investments, Inc., for more than five years. Mr. Zell has been a trustee and Chairman of the Board of Trustees of Equity Office Properties Trust, an equity real estate investment trust (a "REIT") primarily focused on office buildings, since October 1996, and was named President and Chief Executive Officer in April 2002. For more than the past five years, Mr. Zell has served as Chairman of the Board of Anixter International, Inc., a distributor of electrical and cable products; as Chairman of the Board of Trustees of Manufactured Home Communities, an equity REIT primarily focused on manufactured home communities; and as Chairman of the Board of Trustees of Equity Residential Properties Trust, an equity REIT primarily focused on multifamily residential properties. Since July 1997, Mr. Zell has been Chairman of the Board of Capital Trust, Inc., a specialized finance company. Since March 1997, Mr. Zell has served as a Director of Chart House Enterprises, Inc., an owner and operator of restaurants, and since May 1998 has been Chairman of the Board. Mr. Zell was the Chairman of the Board of Directors of American Classic Voyages, Inc., a cruise line company, that filed for bankruptcy on October 19, 2001. Mr. Zell is 62 years old.

     In addition to Messrs. Zell, Whitman and Barse, the other executive officers of the Company as of December 27, 2002 and the newly appointed Chief Financial Officer of the Company were as follows:

     MICHAEL C. HAGAN has served as President and Chief Executive Officer of ACL and its subsidiaries and Chairman of the ACL Board of Managers since 1991. Mr. Hagan was a director of the Company until his resignation on January 22, 2003 and has announced his retirement from the Company to be effective on October 31, 2003. ACL was acquired by the Company on May 22, 2002. Mr. Hagan is 56 years old.

     PAUL F. SOLOMON served as Executive Vice President, General Counsel and Secretary of the Company from July 24, 2002 until his resignation as of July 15, 2003. From November 1999 to August 2001, Mr. Solomon was Vice President and General Counsel of Blue Chip Broadcasting Company. From February 1997 through May 1999, Mr. Solomon was Senior Vice President, General Counsel and Secretary of Jacor Communications, Inc. Mr. Solomon is 43 years old.

     PHILIP G. TINKLER has served as the Chief Financial Officer of the Company since January 27, 2003. Mr. Tinkler is Chief Financial Officer of EGI and has served in various other capacities for EGI or its predecessor since 1990. Mr. Tinkler has been Vice President -- Finance and Treasurer of First Capital Financial, LLC, a sponsor of public limited real estate partnerships, since April 2001. Mr. Tinkler is 38 years old.

     JAMES J. WOLFF served as Chief Financial Officer of the Company from May 2002 until January 22, 2003. He also served as a Member of the ACL Board of Managers and as Senior Vice President, Finance and Chief Financial Officer of ACL and its subsidiaries from August 1998 until May 2003. Mr. Wolff served as Senior Vice President -- Finance of ACL from 1992 until 1996, chief of international business development of ACL in 1996. ACL was acquired by the Company on May 22, 2002. Mr. Wolff is 46 years old.

                                   PROPOSAL 2

              CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Ernst & Young LLP as the Company's independent auditors to audit its consolidated financial statements for the year ending December 31, 2003, subject to ratification of the appointment by the Company's stockholders. During the 2002 fiscal year, Ernst & Young LLP served as the Company's independent auditors and also provided certain tax and other consulting services. The Company has been advised by Ernst & Young LLP that neither it nor any of its members has any direct or indirect financial interest in the Company.

     Although the Company is not required to seek stockholder approval of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and the Audit Committee will reconsider the appointment. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

     THE AUDIT COMMITTEE RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of September 30, 2003, concerning:

     - beneficial ownership of the Company's Common Stock by SZ Investments LLC, Martin J. Whitman, David M. Barse and the Commissioner of Insurance of the State of California, the only beneficial owners of 5% or more of the Company's Common Stock;

     - beneficial ownership of the Company's Common Stock by all current directors and executive officers named in the Summary Compensation Table herein; and

     - beneficial ownership of the Company's Common Stock by all current directors and executive officers as a group.

     The number of shares beneficially owned by each entity, person, current director or Named Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire as of December 5, 2003, 60 days after the record date of October 6, 2003, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, or dependent children within his or her household with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all current executive officers and directors is c/o Danielson Holding Corporation, 2 North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL       PERCENT
PRINCIPAL STOCKHOLDERS                                          OWNERSHIP(1)        OF CLASS
----------------------                                        -----------------     --------
SZ Investments LLC..........................................      5,563,945(1)(5)    18.03
  2 N. Riverside Plaza
  Chicago, IL 60606
Martin J. Whitman...........................................      1,989,111(2)        6.47
  c/o Third Avenue Management
  622 Third Avenue
  New York, NY 10017
Commissioner of Insurance...................................      1,803,235(1)(3)     5.86
  of the State of California
  c/o Loren Suter Special Deputy
  Commissioner Mission Insurance
  Companies' Trusts
  425 Market Street
  San Francisco, CA 94105
David M. Barse..............................................      1,683,493(4)        5.42
  c/o Third Avenue Management
  622 Third Avenue
  New York, NY 10017
OFFICERS AND DIRECTORS
Samuel Zell.................................................      5,563,945(1)(5)    18.03
David M. Barse..............................................      1,683,493(4)        5.42
Michael C. Hagan (resigned as Director of the Company as of
  January 22, 2003).........................................        116,543(6)           *
Richard L. Huber............................................         33,333(7)           *
Eugene M. Isenberg..........................................        163,522(8)           *
William Pate................................................         92,438(9)           *
Paul F. Solomon (resigned as Executive Vice President,
  General Counsel and Secretary as of July 15, 2003)........        100,000(10)          *
Joseph P. Sullivan..........................................         53,333(11)          *
Philip G. Tinkler...........................................         16,066(12)          *
James J. Wolff (resigned as Chief Financial Officer as of
  January 22, 2003).........................................         10,033(13)          *
Martin J. Whitman...........................................      1,989,111(2)        6.47
Clayton Yeutter.............................................         13,333(14)          *
All Officers and Directors as a Group (9 persons)...........      8,290,879          26.96

---------------

  * Percentage of shares beneficially owned does not exceed one percent of the outstanding Common Stock.

 (1)In accordance with provisions of the Company's certificate of incorporation, all certificates representing shares of Common Stock beneficially owned by holders of five percent or more of the Common Stock are owned of record by the Company, as escrow agent, and are physically held by the Company in that capacity.

 (2) Includes 1,317,695 shares beneficially owned by Third Avenue Value Fund Series ("TAVF") of the Third Avenue Trust, an investment company registered under the Investment Company Act of 1940 and by separate accounts managed by the investment adviser to TAVF; 170,509 shares beneficially owned by Martin J. Whitman & Co., Inc. ("MJW&Co"), a private investment company; and 134,587 shares beneficially owned by Mr. Whitman's wife and three adult family members. Mr. Whitman may be deemed to control the investment adviser of TAVF, and may be deemed to own beneficially a five percent equity interest in TAVF. Mr. Whitman is the principal stockholder in MJW&Co, and may be deemed to own beneficially the shares owned by MJW&Co. Mr. Whitman disclaims beneficial ownership of the shares of Common Stock owned by TAVF, in separate accounts managed by its investment adviser and owned by Mr. Whitman's family members and, therefore, these shares are not held in escrow by the Company.

 (3) Beneficially owned by the Commissioner of Insurance of the State of California in his capacity as trustee for the benefit of holders of certain deficiency claims against certain trusts which assumed liabilities of certain present and former insurance subsidiaries of the Company.

 (4) Includes 1,317,695 shares beneficially owned by TAVF and in separate accounts managed by the investment adviser to TAVF, of which Mr. Barse is the Chief Executive Officer. Includes shares underlying currently exercisable options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $5.6875 per share, 50,000 shares of Common Stock at an exercise price of $7.0625 per share, 25,000 shares of Common Stock at an exercise price of $3.65625 per share, 50,000 shares of Common Stock at an exercise price of $5.3125 per share, 50,000 shares of Common Stock at an exercise price of $4.00 per share and 100,000 shares of Common Stock at an exercise price of $3.37 per share. Mr. Barse disclaims beneficial ownership of the shares of Common stock owned by TAVF or held in accounts managed by its adviser and, therefore, these shares are not held in escrow by the Company.

 (5) Includes 5,460,612 shares of Common Stock owned by SZ Investments, LLC, which is affiliated with Mr. Zell. Also includes shares underlying currently exercisable options to purchase 103,333 shares of Common Stock at an exercise price of $3.37 per share owned by Equity Group Investments, LLC, also an affiliate of Mr. Zell ("EGI").

 (6) Includes 90,293 shares of restricted stock issued to Mr. Hagan on May 29, 2002, of which 60,195 will lapse and terminate upon his retirement on October 31, 2003. Also includes shares underlying currently exercisable options to purchase 26,250 shares of Common Stock at an exercise price of $5.00 per share.

 (7) Includes 20,000 shares of restricted stock issued to Mr. Huber on May 29, 2002, of which one-third have vested. Also includes shares underlying currently exercisable options to purchase 13,333 shares of Common Stock at an exercise price of $4.26 per share.

 (8) Includes 152,457 shares owned by Salmon Atlas, a partnership controlled by Mr. Isenberg and his wife. Includes shares underlying options to purchase an aggregate of 6,667 shares of Common Stock at an exercise price of $4.00 per share.

 (9) Includes shares underlying currently exercisable options to purchase an aggregate of 19,000 shares of Common Stock at an exercise price of $4.00 per share.

(10) Includes shares underlying currently exercisable options to purchase 100,000 shares of Common Stock at an exercise price of $5.06 per share.

(11) Includes shares underlying currently exercisable options to purchase an aggregate of 40,000 shares of Common Stock at an exercise price of $5.78 per share and an aggregate of 13,333 shares of Common Stock at an exercise price of $4.26 per share.

(12) Includes shares underlying currently exercisable options to purchase an aggregate of 4,166 shares of Common Stock at an exercise price of $4.00 per share.

(13) Includes 10,033 shares of restricted stock issued to Mr. Wolff on May 29, 2002.

(14) Includes shares underlying currently exercisable options to purchase an aggregate of 13,333 shares of Common Stock at an exercise price of $4.26 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten-percent stockholders are required by Federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of filings with the Securities and Exchange Commission and/or written representations from certain reporting persons, the Company believes that all of its Directors, executive officers and other Section 16 reporting persons complied during fiscal 2002 with the reporting requirements of
Section 16(a) except as follows: Messrs. Whitman, former Company President and Chief Operating Officer, David Barse, and former Company Chief Financial Officer, Michael Carney, each filed one late Form 4 with respect to shares of Common Stock purchased by them upon exercise of stock rights in connection with the consummation of the transactions under the recapitalization agreement regarding the acquisition and recapitalization of ACL by the Company (the "Danielson Recapitalization"); W. James Hall, former Company general counsel, filed one late Form 3 with respect to his being named general counsel and secretary of the Company in December 2000 and one late Form 4 with respect to shares of Common Stock purchased by him upon exercise of stock rights in connection with the Danielson Recapitalization; Mr. Pate filed two late Forms 4 with respect to shares of Common Stock purchased by him in May 2002 and the other with respect to his purchase of shares of Common Stock and receipt of stock options from the Company in December 2000; Mr. Isenberg failed to file two Forms 4, one with respect to shares of Common Stock purchased by him upon exercise of stock rights in connection with the Danielson Recapitalization and the other with respect to a change in beneficial ownership arising from a 1994 transfer of 28 shares of Common Stock into a partnership controlled by him; and former Company Directors, Frank B. Ryan and Joseph F. Porrino, each filed one late Form 4 with respect to their receipt of stock options from the Company in December 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company, or its subsidiary companies or their predecessors for 2000 through 2002 of those persons who served as (i) the Chief Executive Officer during 2002 (two persons),
(ii) the two most highly compensated executive officers employed by the Company as of December 27, 2002, (iii) the former President of the Company who was one of the Company's four most highly compensated officers but who was not serving as an executive officer of the Company at year end, and (iv) the Chief Executive Officer of a significant the Company subsidiary (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                         ANNUAL COMPENSATION(4)                    LONG-TERM COMPENSATION AWARDS
                       --------------------------   -----------------------------------------------------------
                                                                      RESTRICTED   SECURITIES
NAME AND PRINCIPAL                                   OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
POSITION               YEAR    SALARY    BONUS(1)   COMPENSATION(2)   AWARDS(3)     OPTIONS     COMPENSATION(4)
------------------     ----   --------   --------   ---------------   ----------   ----------   ---------------
Samuel Zell..........  2002   $ 87,949
  President and Chief
  Executive Officer
  (July 24, 2002 --
  Present)
Martin J. Whitman....  2002   $130,047
  Chief Executive      2001   $200,000
  Officer (July 1996   2000   $200,000
  to July 24, 2002)
David M. Barse.......  2002   $ 46,978   $300,000
  President and Chief  2001   $ 75,000   $      0                                   $100,000
  Operating Officer    2000   $ 75,000   $150,000                                   $ 50,000
  (July 1996 to
  July 24, 2002)
Paul F. Solomon......  2002   $ 87,500                  $4,620                      $150,000        $ 2,277
  Former Executive
  Vice President,
  General Counsel
  and Secretary
  (July 24, 2002 to
  July 15, 2003)
James J. Wolff(5)....  2002   $169,000        N/A       $9,240         $185,404     $140,000        $13,592
  Chief Financial
  Officer (July 24,
  2002 to
  January 22, 2003)
Michael C. Hagan(5)..  2002   $315,000        N/A       $9,240         $556,205     $210,000        $52,007
  President and Chief
  Executive Officer
  ACL (a significant
  subsidiary of the
  Company from
  May 29, 2002 to
  October 31, 2003)

---------------

(1) No bonuses were paid to Named Executive Officers in 2002, other than Mr. Barse's bonus in connection with the closing of the Danielson
    Recapitalization and his resignation from service for the Company following that transaction.

(2) Consists of automobile allowance only.

(3) Consists of the dollar value of restricted stock awards (calculated by multiplying the number of shares awarded by the closing market price of the Company's common stock on the date of the grant -- which was $6.16 as of the May 29, 2002 grant date) to certain members of ACL management made in restricted Company common stock as part of the Danielson Recapitalization whereby each of the respective Named Executive Officers holding preferred membership units in ACL Holdings at the time of Danielson Recapitalization abandoned those units to American Commercial Holdings LLC ("ACL Holdings") for no consideration and received certain amounts of restricted Company common stock from the Company for their continued employment with ACL. ACL management received a total of 339,039 shares of restricted stock, of which Messrs. Hagan and Wolff received 90,293 and 30,098 shares, respectively. At December 27, 2002, the aggregate value of Messrs. Hagan and Wolff's restricted Company common stock was $173,363 (120,391 shares multiplied by $1.44, the closing price of the Company common stock on December 27, 2002).

(4) Amounts shown include the 2002 above-market portion of earnings on a CSX Corporation deferred compensation program available to Mr. Hagan through his employment at ACL in the amount of $29,621. Amounts shown also include life insurance premium payments made on behalf of Messrs. Solomon, Hagan, and Wolff in the amounts of $90, $5,433 and $731, respectively; matching contributions made by ACL in conjunction with deferral of salary or bonus to a supplementary savings plan on behalf of Messrs. Hagan and Wolff in the amounts of $9,450 and 5,070, respectively; and payment for the provision of tax services for Mr. Hagan in the amount of $1,991 and Mr. Wolff in the amount of $2,721. Amounts for 2002 also include matching contributions made by ACL to Messrs. Solomon, Wolff and Hagan to the ACL 401(k) plan in the following amounts: $2,187 for Mr. Solomon, $5,512 for Mr. Hagan, and $5,070 for Mr. Wolff.

(5) Amounts shown for Messrs. Hagan and Wolff were paid by ACL, a significant subsidiary of the Company as of December 27, 2002.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
                       --------------------------------                                POTENTIAL REALIZABLE VALUE
                         NUMBER OF     PERCENT OF TOTAL                                  AT ASSUMED ANNUAL RATES
                        SECURITIES      OPTIONS/ SARS                                  OF STOCK PRICE APPRECIATION
                        UNDERLYING        GRANTED TO      EXERCISE                           FOR OPTION TERM
                       OPTIONS/ SARS     EMPLOYEES IN     OR BASE                      ---------------------------
NAME                      GRANTED        FISCAL YEAR       PRICE     EXPIRATION DATE       5%             10%
----                   -------------   ----------------   --------   ---------------   -----------   -------------
Paul F. Solomon......     150,000(1)          8.8%         $5.06       July 1, 2012     $477,000      $1,209,000
James J. Wolff.......     140,000(1)          8.2%         $5.00      July 24, 2012     $271,600      $  847,000
Michael C. Hagan.....     210,000(1)         12.3%         $5.00      July 24, 2012     $407,400      $1,270,500

---------------

(1) For Messrs. Wolff and Hagan, the options for 50% of the shares vest over time in four equal annual installments; the remaining 50% of the options vest in four annual installments subject to the achievement of financial performance goals relating to EBITDA and ACL Senior Credit Facility compliance. For Mr. Solomon, 50% of the options vested on January 1, 2003; the remaining 50% of the options vest in three equal annual installments.

     The following table sets forth the number of securities underlying unexercised options held by each of the Named Executive Officers and the value of such options at the end of fiscal 2002:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                          UNDERLYING UNEXERCISED       THE-MONEY OPTIONS AT
                                                          OPTIONS AT FISCAL YEAR-         FISCAL YEAR-END
                           SHARES ACQUIRED     VALUE         END EXERCISABLE/              EXERCISABLE/
NAME                         ON EXERCISE     REALIZED          UNEXERCISABLE             UNEXERCISABLE(1)
----                       ---------------   ---------   -------------------------   -------------------------
Samuel Zell..............     N/A               N/A              0/0                           $0/0
Martin J. Whitman........     N/A               N/A              0/0                           $0/0
David M. Barse...........    25,000          $107,250         325,000/0                        $0/0
Paul F. Solomon..........     N/A               N/A         75,000/75,000                      $0/0
James J. Wolff...........     N/A               N/A           0/140,000                        $0/0
Michael C. Hagan.........     N/A               N/A           0/210,000                        $0/0

---------------

(1) Value of unexercised options at fiscal year-end represents the difference between the exercise price of any outstanding in-the-money options and $1.44, the mean value of the Company common stock on December 27, 2002. All outstanding options have exercise prices in excess of $1.44 and, as a result, none of the options have value as of December 27, 2002.

     The following table sets forth information as of the end of the last fiscal year regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options and the number of securities remaining for future issuance under the 1995 Stock and Incentive Plan. The Company does not have any equity compensation plans that have not been approved by its security holders.

                                                                                    NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES   WEIGHTED AVERAGE     REMAINING AVAILABLE FOR
                                        TO BE ISSUED UPON     EXERCISE PRICE OF     FUTURE ISSUANCE UNDER
                                           EXERCISE OF           OUTSTANDING      EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,   OPTIONS, WARRANTS     (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS       AND RIGHTS        REFLECTED IN COLUMN A)
-------------                          --------------------   -----------------   -------------------------
                                               (A)                   (B)                     (C)
Equity Compensation
Plans Approved By
Security Holders.....................       3,343,918               $4.89                 1,632,355
Equity Compensation
Plans Not Approved
By Security Holders..................             N/A                 N/A                       N/A
  Total..............................       3,343,918               $4.89                 1,632,355

                            EMPLOYMENT ARRANGEMENTS

     In connection with his announced retirement as of October 31, 2003, a separation agreement to be entered into between Michael C. Hagan and ACL has been approved by the bankruptcy court administering ACL's bankruptcy petition. Under this proposed agreement, Mr. Hagan has agreed, among other things, that he would (i) not compete with or solicit employees or customers from ACL during the period from the date of his retirement through June 30, 2004, and (ii) release ACL from all claims he may have against ACL, including any claims relating to his employment with and his separation from ACL, arising under any employment benefit program of ACL, relating to any severance or similar benefit program of ACL, and arising under any age discrimination laws. Under this proposed separation agreement, Mr. Hagan also would agree to provide certain consulting services to ACL through June 30, 2004, including, advising ACL on asset dispositions, its bankruptcy proceedings, and certain customer and business transitional matters. In exchange for his agreements under this separation agreement, including his agreement not to compete with ACL and his release of claims, Mr. Hagan would receive $275,000 in addition to a $25,000 per month payment for his consulting services to be performed thereunder. Mr. Hagan would also participate in ACL's group medical and dental insurance plans for 2 years after his separation and maintain his participation under ACL's pension plan and 401(k) plan.

     Also in connection with his retirement from ACL, Mr. Hagan has agreed in principle with the Company to extend the period during which Mr. Hagan can exercise options to acquire 26,250 shares of the Company's Common Stock to the one-year period running from his retirement date through October 31, 2004. Under this proposed agreement, the Company and Mr. Hagan would mutually agree to waive and release the other from all claims that may have existed between them, other than any arising under the Company's or any of its subsidiaries' indemnification obligations to its current and former directors, members, officers or board of representative members.

     In connection with his separation from ACL, James J. Wolff and ACL entered into a release and waiver of employment and separation from employment claims dated June 25, 2003 pursuant to which Mr. Wolff has agreed, among other things, not to (i) compete with American Commercial Barge Line, LLC, a subsidiary of ACL, during the two year period following his separation from ACL or (ii) solicit employees or customers from ACL. Under this release and waiver, Mr. Wolff also agreed to release ACL from all claims he may have against ACL, including any claims relating to his employment with and his separation from ACL, arising under any employment benefit program of ACL, relating to any severance or similar benefit program of ACL, and arising under any age discrimination laws and to provide certain consulting services to ACL for six months following his separation to insure a smooth and orderly transition of his duties and the continuance of ACL's operations without interruption or delay. In exchange for his agreements under this release and waiver, including his agreement not to compete with ACL and his release of claims, Mr. Wolff will receive $170,000. This release and waiver agreement was approved by the bankruptcy court administering ACL's bankruptcy petition.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has agreed to provide SZ Investments, LLC "(SZI") unlimited demand registration rights with respect to the ACL Senior Notes and ACL PIK Notes held by SZI and its affiliates. The selling noteholder, HY I Investments, LLC ("HYI"), is an affiliate of SZI. Mr. Zell, the Company's President and Chief Executive Officer and Chairman of the Company's Board, and Mr. Tinkler, the Company's Chief Financial Officer, are affiliated with SZI and HYI. Mr. Pate, a member of the Company's Board, is affiliated with SZI.

     The Company has also entered into a non-exclusive investment advisory agreement dated April 14, 1999 with Equity Group Investments, LLC ("EGI"), a company affiliated with Mr. Zell, pursuant to which EGI has agreed to provide, at the request of the Company, certain investment banking services to the Company in connection with potential transactions. For these services, in 2002 the Company paid a $0.06 million fee to EGI. In the event that a transaction is consummated for which the Acquisition Committee of the Company's Board determines that EGI provided material services, EGI would be entitled to a fee from the Company in the amount of 1% of the aggregate consideration in connection with such transaction (including indebtedness assumed or outstanding). As a result of services provided to the Company during the Danielson Recapitalization, the Company and EGI agreed that the fee for EGI's services was $3.0 million. The Company has also agreed to reimburse, upon request, EGI's out-of-pocket expenses related to services provided under the investment advisory agreement. For providing a standby commitment to purchase any of the Company shares that were unsubscribed in the rights offering conducted by the Company as part of its acquisition of ACL, the Company paid SZI a fee of $1.0 million. Messrs. Zell and Pate are members of the Acquisition Committee, along with Messrs. Whitman and Barse, all of whom are Directors of the Company.

     On November 8, 2002, the Company, SZI and Martin J. Whitman terminated an investment agreement existing between those parties, which provided certain voting and registration rights to the parties, and entered into a new registration rights agreement with SZI.

     Prior to and shortly after the acquisition of ACL, the Company shared certain personnel and facilities with several affiliated and unaffiliated companies who have certain common directors and officers, and certain expenses were allocated among the various entities. Personnel costs were allocated based upon actual time spent on the Company business. Costs relating to office space and equipment were allocated based upon actual usage. The Company believes the methodology used for allocation was appropriate. Total expenses allocated to the Company from affiliated entities were $1.7 million for the year ended December 27, 2002.

     ACL has entered into certain non-material agreements with certain affiliates of UABL Limited ("UABL"), a 50% owned subsidiary of the Company, for ship management and chartering arrangements. The Company recorded charter income from UABL of $5.9 million for the period May 29, 2002 through December 27, 2002. The Company and all its subsidiaries, on a consolidated basis, also recorded administrative fee expenses to UABL of $4.3 million for the period May 29, 2002 through December 27, 2002. Charter rates are established at fair market value based upon similar transactions. As of December 27, 2002, the Company has recorded $6.3 million in accounts receivable from UABL.

     The Company has entered into a corporate services agreement dated as of September 2, 2003 pursuant to which EGI has agreed to provide certain administrative services to the Company, including, among others, shareholder relations, insurance procurement and management, payroll services, cash management and treasury functions, technology services, listing exchange compliance and financial and corporate record keeping. Under the agreement, the Company pays to EGI $20,000 per month plus certain out-of-pocket fees and expenses incurred by EGI under this corporate services agreement. Either party may terminate this corporate services agreement on 30 days written notice.

     The arrangements described above are each on terms and conditions that the Company believes are in the aggregate not materially more burdensome to the Company than would be obtained on an arm's-length basis among unaffiliated parties.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), during 2002, was comprised of three independent (i.e., non-employee) directors, with Mr. Barse joining the Committee following his resignation as an executive officer of the Company. The Committee provided the following report on executive compensation during 2002 as required by applicable securities regulations:

     The Committee's overriding goal continues to be to structure compensation in a way that will attract and retain highly qualified executives who will conduct the business of the Company in a manner that will maximize stockholder value.

     The 2002 annual base salary of Mr. Whitman, the Chief Executive Officer of the Company prior to his resignation, was $200,000; an amount which had remained the same as in each of the prior three years. Upon becoming the Chief Executive Officer of the Company, Mr. Zell's annual base salary was also established at $200,000. In addition, the 2002 annual base salary of Mr. Barse, the President and Chief Operating Officer prior to his resignation remained at $75,000; the same as in previous years.

     The Company continues to try to balance its desire not to take significant additional cash out of the Company in the form of executive compensation while searching for opportunities to meet its goal of maximizing stockholder values with the reality of the extensive efforts which each of these executives undertakes in overseeing the Company's operations as well as identifying and negotiating potential opportunities on behalf of the Company. The Company was able to retain Messrs. Whitman and Barse and, upon his succession to Mr. Whitman, Mr. Zell, at their levels of base compensation in part because each of them were (or in Mr. Zell's case is) also employed by affiliates of the Company. The Committee continues to believe that it was appropriate to maintain these compensation levels for its executive officers. The Committee will continue to review bonus compensation in light of the Company's achievements in any given year and the role the executives play in those achievements.

     In addition to the cash compensation of its executives, the Company granted stock options during the year under its 1995 Stock and Incentive Plan (the "1995 Plan").

     In making determinations regarding compensation for its chief executive officer in particular, and its other executive officers, in general, the Committee does not rely upon quantitative measures or other measurable objective indicia, such as earnings or specifically weighted factors or compensation formulae. In light of the fact that the Company, at the parent-company level, is a holding company with a small staff responsible for numerous and diverse areas of the Company's business and management, and given the high level of awareness each executive has of the others' activities and contributions, the Committee evaluates executive performance and reaches compensation decisions based, in part, upon the recommendations of the Company's executives.

     Finally, the Committee notes that Section 162(m) of the Internal Revenue Code, in most circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the 2002 compensation paid to the executive officers named in the Summary Compensation Table exceeded the threshold for deductibility under Section 162(m).

                                          THE COMPENSATION COMMITTEE:

                                          Joseph P. Sullivan (Chairman)
                                          Eugene Isenberg
                                          David M. Barse

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, none of the persons who served as members of the Compensation Committee of the Company's Board also was, during that year or previously, an officer or employee of the Company or any of its subsidiaries or had any other relationship requiring disclosure herein, other than Mr. Barse who was the President and Chief Operating Officer of the Company until July 24, 2002.

PENSION PLANS

     The Company does not offer a pension benefit. ACL, National American Insurance Company of California ("NAICC") and the other the Company insurance subsidiaries offer certain pension and retirement benefits.

BENEFIT PLANS

     The Company does not offer employee benefits. However, Mr. Solomon participated in the ACL 401(k) Plan and received health benefits through ACL. ACL, NAICC and the other Company insurance subsidiaries offer certain benefit plans.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors. Each of the current directors is independent as defined by the American Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board. A copy of the charter is attached to the 2001 Proxy Statement and on file with the Securities and Exchange Commission.

     Management is responsible for the Company's internal controls and financial reporting process. Ernst & Young LLP, the Company's independent auditors for 2002, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP to review and discuss the December 27, 2002 financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosure from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee discussed with Ernst & Young LLP the firm's independence.

     Based upon the Audit Committee's discussions with management and Ernst & Young LLP, and the Audit Committee's review of the representations of management and Ernst & Young LLP, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 27, 2002.

                                          THE AUDIT COMMITTEE

                                          Richard L. Huber, Chairman
                                          Joseph P. Sullivan
                                          Clayton Yeutter

INDEPENDENT AUDITORS FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for audit services, including the audit of the Company's consolidated financial statements and its subsidiaries for the year ended December 27, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $1,020,592.

FINANCIAL INFORMATION SYSTEM'S DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 27, 2002.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young, LLP for services rendered to the Company, other than the services described above under "Independent Auditor's Fees" for the fiscal year ended December 27, 2002 were $291,015, consisting of $124,860 for tax services and $166,155 for certain audit-related services.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditors' independence, and has approved those services.

CHANGE IN INDEPENDENT ACCOUNTING FIRM

     During 2001 and 2002, KPMG LLP ("KPMG") served as the Company's principal independent accounting firm until July 25, 2002. On July 25, 2002, KPMG's appointment as the Company's principal independent accounting firm was terminated and Ernst & Young was engaged as the Company's principal independent accounting firm. The decision to change accounting firms was made by the Audit Committee of the Board. Prior to such change, the Company actively considered whether it was advisable to change firms following the Company's acquisition of ACL, whose business is different from the Company's traditional areas. The Company solicited bids from a group of accounting firms, including KPMG, and on the basis of that information the Audit Committee determined that the Company should change accounting firms.

     In connection with the audits of the two fiscal years ended December 31, 2001 and December 31, 2000, and during the subsequent interim period through July 25, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries for the years ended December 31, 2001 and December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's fiscal years ended December 31, 2001 and December 31, 2000 and the subsequent interim period through July 25, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Ernst & Young has reviewed the disclosures contained in this Proxy Statement under the heading "Change in Independent Accounting Firm" and concurs with the statements regarding Ernst & Young set forth herein. The Company has also provided KPMG with a copy of the disclosures contained herein. KPMG previously has furnished a letter to the Securities and Exchange Commission attached as Exhibit 16.1 to the Company's Current Report on Form 8-K filed on August 1, 2002.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of the semiannual percentage change in the Company's cumulative total stockholder return on Common Stock with the Standard & Poor's 500 Stock Index* and the NASDAQ Financial Sub Index.** The foregoing cumulative total returns are computed assuming (i) an initial investment of $100, and (ii) the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The Company has never paid any dividends on shares of Common Stock. The graph below reflects comparative information for the five fiscal years of the Company beginning with the close of trading on December 31, 1997 and ending December 31, 2002. The stockholder return reflected below is not necessarily indicative of future performance.
[Performance Graph]

                                                    DANIELSON HOLDING         STANDARD & POOR'S 500       NASDAQ FINANCIAL SUB
                                                         COMPANY                   STOCK INDEX                    INDEX
                                                    -----------------         ---------------------       --------------------
31-Dec-97                                               100.0000                    100.0000                    100.0000
30-Jan-98                                               108.6900                    101.0150                     96.1505
27-Feb-98                                                96.5517                    108.1310                    101.2110
31-Mar-98                                               103.4480                    113.5320                    105.5420
30-Apr-98                                               106.8970                    114.5650                    107.0750
29-May-98                                               101.6550                    112.4060                    102.8450
30-Jun-98                                               101.6550                    116.8390                    103.4750
31-Jul-98                                                82.7586                    115.4820                    100.7280
31-Aug-98                                                56.0000                     98.6707                     81.6941
30-Sep-98                                                60.2759                    104.8040                     85.6184
30-Oct-98                                                53.5172                    113.2150                     92.0126
30-Nov-98                                                49.9310                    119.9090                     95.2821
31-Dec-98                                                49.1034                    126.6690                    103.8990
29-Jan-99                                                62.0690                    131.8630                    119.8200
26-Feb-99                                                48.2759                    127.6060                    111.1320
31-Mar-99                                                39.5862                    132.5570                    121.6370
30-Apr-99                                                68.1379                    137.5860                    170.0260
28-May-99                                                73.2414                    134.1510                    147.5100
30-Jun-99                                                79.3103                    141.4490                    151.7820
30-Jul-99                                               102.6210                    136.9210                    130.6760
31-Aug-99                                                90.4828                    136.0640                    120.2510
30-Sep-99                                                82.7586                    132.1800                    111.2050
29-Oct-99                                                77.5172                    140.4460                    114.0670
30-Nov-99                                                68.9655                    143.1400                    132.7650
31-Dec-99                                                79.3103                    151.4020                    135.0150
31-Jan-00                                                72.4138                    143.6950                    125.4290
29-Feb-00                                                79.3103                    140.8060                    127.8840
31-Mar-00                                                88.0000                    154.4240                    131.0990
28-Apr-00                                                75.8621                    149.6690                    106.1570
31-May-00                                                64.6897                    146.3890                     94.8068
30-Jun-00                                                67.3103                    149.8920                    100.5920
31-Jul-00                                                68.9655                    147.4430                    100.4190
31-Aug-00                                                60.4138                    156.3930                    115.8890
29-Sep-00                                                56.8276                    148.0280                    116.9060
31-Oct-00                                                54.3448                    147.2960                    109.7140
30-Nov-00                                                53.5172                    135.5020                     90.2547
29-Dec-00                                                62.8966                    136.0510                     97.3367
31-Jan-01                                                66.8966                    140.7630                    105.0670
28-Feb-01                                                58.6207                    127.7720                     98.8932
30-Mar-01                                                63.4483                    119.5690                     89.0849
30-Apr-01                                                56.9655                    128.7530                     99.1269
31-May-01                                                64.8276                    129.4090                    100.7350
29-Jun-01                                                61.3793                    126.1330                    103.4750
31-Jul-01                                                56.5517                    124.8140                     99.9413
28-Sep-01                                                51.4483                    107.2660                     81.8200
31-Oct-01                                                49.1034                    109.2070                     80.9956
30-Nov-01                                                50.8966                    117.4170                     89.2702
31-Dec-01                                                61.2414                    118.3060                     95.2997
31-Jan-02                                                68.9655                    116.4640                     93.4157
28-Feb-02                                                82.7586                    114.0450                     91.8336
28-Mar-02                                                94.4828                    118.2350                     96.7915
30-Apr-02                                               103.0350                    110.9740                     93.6122
31-May-02                                                86.8966                    109.9660                     94.8332
28-Jun-02                                                67.8621                    101.9980                     85.6180
31-Jul-02                                                64.8276                     93.9398                     75.0711
30-Aug-02                                                57.1034                     94.3984                     78.2912
30-Sep-02                                                45.2414                     84.0122                     69.2924
31-Oct-02                                                40.0000                     91.2750                     73.5829
29-Nov-02                                                26.8966                     96.4840                     80.1736
31-Dec-02                                                19.3103                     90.6629                     77.4132

INCORPORATION BY REFERENCE

     The Report of the Compensation Committee of the Board on Executive Compensation, the Audit Committee Report (including reference to the independence of the members of the Audit Committee) and the Stock Price Performance Graph above are not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

---------------

 * The Standard & Poor's 500 Stock Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

** The NASDAQ Financial Sub Index ("NFSI") is maintained by NASDAQ. As described by NASDAQ, the NFSI consists of 100 large financial organizations listed on the NASDAQ National Market.

                   PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company for inclusion in the Proxy Statement and form(s) of proxy relating to such Annual Meeting no later than June 23, 2004. Proposals to be timely submitted for stockholder action at the Company's 2003 Annual Meeting must be received by the Company at its principal executive offices not less than 45 days prior to October 6, 2004. Stockholder proposals should be directed to the attention of the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

     Timely receipt of a stockholder's proposal will satisfy only one of various conditions established by the SEC for inclusion in the Company's proxy materials.

                                 ANNUAL REPORT

     The Annual Report of the Company on Form 10-K for the year ended December 27, 2002 has been previously mailed to all stockholders of record.

                                          By Order of the Board of Directors

                                          DANIELSON HOLDING CORPORATION

                                          DAVID S. STONE
                                          Secretary

Dated: October 6, 2003

--------------------------------------------------------------------------------
PROXY - DANIELSON HOLDING CORPORATION
--------------------------------------------------------------------------------

ONE NORTH FRANKLIN, THIRD FLOOR, CHICAGO, ILLINOIS

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Danielson Holding Corporation, a Delaware corporation (the "Company"), hereby appoints SAMUEL ZELL and PHILIP G. TINKLER, or either of them, with full power of substitution in each of them, to attend the 2002 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on November 5, 2003, at 9:00 A.M., Central Standard Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director as described in the Proxy Statement and "for" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------



                            ------------------------



                            ------------------------



--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------

A      ELECTION OF DIRECTORS

1.  The Board of Directors recommends a
    vote FOR the listed nominees              MARK THIS BOX WITH AN          [ ]
                                              X IF YOU PLAN TO ATTEND
                           For     Withhold   THE MEETING
01-David M. Barse          [ ]       [ ]
02-Richard L. Huber        [ ]       [ ]
03-Eugene M. Isenberg      [ ]       [ ]
04-William C. Pate         [ ]       [ ]
05-Joseph P. Sullivan      [ ]       [ ]
06-Martin J. Whitman       [ ]       [ ]
07-Clayton Yeutter         [ ]       [ ]
08-Samuel Zell             [ ]       [ ]

B      ISSUES

The Board of Directors recommends a vote FOR the following resolutions.

2.  To ratify the appointment of Ernst & Young LLP    For   Against    Abstain
    as the Company's independent auditors for the     [ ]     [ ]        [ ]
    2003 fiscal year.

3.  Any other matters which may properly come         For   Against    Abstain
    before the Meeting or any adjournment or          [ ]     [ ]        [ ]
    postponement thereof in the discretion of the proxy holder.

C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Note: Please sign as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, guardian or officer, please give full title under signature. If this proxy is being submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in the partnership name by an authorized person.



Signature 1                     Signature 2                    Date (dd/mm/yyyy)

--------------------------------------------------------------------------------


                                       3